FORM 8-K PRIVATE

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) June 30, 1998.



                          HIGH PLAINS CORPORATION

           (Exact name of registrant as specified in its charter)


Kansas                                                                #1-8680
(State or other jurisdiction of                              (Commission File
incorporation)                                                        Number)



200 W. Douglas                                                    #48-0901658
Suite #820                                                      (IRS Employer
Wichita, Kansas 67202                                     Identification No.)
(Address of principal
executive offices)


                                  (316)269-4310
                        (Registrant's telephone number)


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Item  5  Other Information

Wichita, Kansas - June 29, 1998 - High Plains Corporation's Chief Executive Officer, Gary R. Smith, today announced that the Company will take charges for grain hedging expenses, various contract accruals and other miscellaneous write-offs, resulting in lower-than-forecasted Fourth Quarter earnings.

Mr. Smith, who joined the company on April 6th, noted that the action is consistent with the mandate provided in his appointment by the Board of Directors "to clear the decks and put behind us the negative factors that have dampened our earnings, and to allow us to begin Fiscal Year 1999 with a clean slate."

Mr. Smith did not elaborate on 1999 earnings projections, but did indicate that a brightening business outlook, including the recent Congressional extension of ethanol tax incentives through the year 2007, "provides High Plains with the opportunity to focus our efforts on new business development and plant efficiency improvements."

Smith cited two examples as early evidence that the plant efficiency initiative is on track: the announcement of the long-awaited CO2 joint venture with EPCO at the York ethanol plant; and the utilization of inexpensive landfill gas as process gas at the Colwich, KS facility. The two agreements are expected to generate approximately $1 million in added revenue and savings during Fiscal Year 1999.

Additionally, Smith noted that anticipated moves in High Plains' risk management program are expected to provide positive benefits for future earnings. With the tax incentives in place and the establishment of efforts to open new markets and to gain improved plant efficiencies, "we are well positioned to deliver more positive results in Fiscal Year 1999," Mr. Smith concluded.

Based in Wichita, Kansas, High Plains Corporation (NASDAQ:HIPC) is among the Nation's largest producers of ethanol. The company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   June 30, 1998                               HIGH PLAINS CORPORATION


                                                  /s/Gary R. Smith
                                                  Chief Executive Officer